SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	January 22, 2015
MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )
3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code                                                              (513) 271-3700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.
On January 22, 2015, Meridian Bioscience, Inc. (the "Registrant") issued a press release announcing its financial results for the fiscal quarter ended December 31, 2014.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 5.07.  Submission of Matters to a Vote of Security Holders.
The following matters were submitted to a vote of shareholders at the Registrant's Annual Meeting of Shareholders held on January 22, 2015:

(a)            Votes regarding the election of five directors:

Name	For	Withheld	Broker Non-Votes
James M. Anderson	28,205,619	4,606,385	5,089,073
Dwight E. Ellingwood	32,383,571	428,433	5,089,073
John A. Kraeutler	31,350,965	1,461,039	5,089,073
David C. Phillips	28,202,543	4,609,461	5,089,073
Robert J. Ready	27,618,255	5,193,749	5,089,073

(b)            Advisory Votes regarding named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
24,166,644	8,526,218	119,142	5,089,073

(c)            Votes regarding the ratification of the Audit Committee's appointment of Grant Thornton LLP as the Registrant's Independent Registered Public Accountants for fiscal 2015:

For	Against	Abstain
35,988,032	1,861,985	51,060

Item 9.01.  Financial Statements and Exhibits.
(d)            Exhibits
  99.1            Press Release dated January 22, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2015	MERIDIAN BIOSCIENCE, INC. By: /s/Melissa A. Lueke Melissa A. Lueke Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)